Exhibit 99.2

Strategic Cooperative Agreement

Party A：NextMart Inc. On  behalf of an American publicly listed company（Herein after referred to as “Party A”）

Registered address：1209 Orange Street, County of New Castle, Wilmington, Delaware, USA.

Party B：Redrock Land Investment Limited（Herein after referred to as “Party B”）

Registered Address：P.O.Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands.

Party C：Sun Media Investment Holdings Limited（Herein after referred to as “Party C”）

Registered Address：P.O.Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands.

Whereas:

The parties have agreed that that Party B shall provide Party A with an interest free loan, and certain real estate consulting projects, and that Party C shall provide Party A with free advertising space in media properties owned by it or its affiliates.

NOW, THEREFORE, in consideration of the various covenants and agreements of the Parties to and with each other set for herein, both parties agree as follows

1.

Loan

1.1 Party B has agreed to provide Party A with a $1,000,000 interest free loan due on demand anytime after 12 months of the signing of this Agreement.

 1.2 With regards to the above stated loan，Party A will utilize the business for it's own business development purposes, and for these purposes only.

1.3 One year after the signing of this Agreement, Party B has the right at any given time to request the return of the loan. If the loan principal is not repaid in full by Party A within 7 days of Party B demanding its repayment, the repayment will be overdue.

1.4 In the event that Party A is overdue with the repayment of the loan, Party B has the right to recover the Loan according to bank lending rates, charging a standard rate of 5% interest on the outstanding part of the loan subject to penalty.

2. Advisory Services

Party B promises to provide Party A with the right to conduct business advisory services for three real estate projects, and for which Party A will receive corresponding service fees for these its advisory services.

3．Free Advertising

3.1 Party C shall provide Party A $1,200,000 worth advertising space in various media channels owned by it or any of affiliates every year for five years. The advertising space will be given to Party A at no charge.

4．Rights and obligations：

After the signing of the agreement, Party A is entitled, at any time to request Party B and Party C to fulfill their obligations under this Agreement.

6. Breach of Contract and Force Majeure

6.1 Once the agreement has come into effect, in the event that either party fails to perform or meet the agreed terms of the agreement, this shall therefore constitute a breach of contract, The party or parties found guilty of breaching the contract will be liable to compensate any direct economic losses brought on by such behavior.

6.2 No liability for any breach shall exist in the event of force majeure or for any reason outside the control of the Parties.

7． This agreement and any legal proceedings arising subsequent to its execution will be subject to  laws of the Peoples Republic Of China(PRC), in addition both parties agree to fulfill the agreement and should any dispute arise between both parties, both parties will resolve the dispute before the Beijing Arbitration Commission.  .

8．Regarding matters not covered in the agreement, both parties may sign a supplementary agreement, which will be a part of the original agreement and in turn have the same legal effect as the original agreement

9． The agreement will have four copies, each party being given 2 copies, which will both hold the same legal effect.

10．The agreement will be brought into effect once it has been signed and stamped by the Parties

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day, month and year first above written.

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Signed by

on behalf of

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Signed by

on behalf of

_______________

Signed by

on behalf of

This is a translation of the original Chinese contract. In the event of ant discrepancy between the two versions, the Chinese version shall prevail.